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                                                                    EXHIBIT 23-1


                         INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-59093 of Michigan Consolidated Gas Company on Form S-3 of our report dated February 6, 1995, appearing in the Annual Report on Form 10-K of Michigan Consolidated Gas Company for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/Deloitte & Touche LLP
Detroit, Michigan
May 10, 1995